EXHIBIT 99.1

Structured Asset Trust Unit Repackagings (SATURNS)
Series 2004-2 Trust
Receipt of Notice of Intent to Exercise Warrants in Full

CUSIP:	80411U207 (A Units) 80411UAA6 (B Units)
Symbol:	HJG

FOR IMMEDIATE RELEASE:
August 2, 2012

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Goldman Sachs Group Inc. Debenture Backed Series 2004-2 (the “Trust”) (New York Stock Exchange Ticker Symbol “HJG”), announced today that it has received a notice of intent to acquire a combined Unit Principal Balance of 30,000,000 Class A Units and the equivalent Notional Amount of Class B Units (the “Bonds”) held by the Trust, on August 17, 2012 (the “Intended Settlement Date”).  The Warrants with respect to which the notice of intended exercise has been received represent 100% of the outstanding Bonds held by the Trust.  Under the terms of the Warrants, delivery of the notice does not give rise to an obligation on the part of the Warrantholder to pay the specified call price; and if by 4 p.m. New York time on the Business Day prior to the Intended Settlement Date the party exercising the Warrant has not paid the required call price, the Call Notice will be effectively rescinded, in which case settlement of the relevant Warrants would not occur and the Warrants would continue in effect and could be exercised on a subsequent date.  If settlement of the Warrants occurs pursuant to the Call Notice on the Intended Settlement Date, then Class A Unitholders will receive the par value plus accrued interest of each Class A Unit and Class B Unitholders will receive accrued interest plus the Class B Present Value Amount in relation to each Class B Unit, each in an amount to be determined in accordance with the Trust Agreement.

Contact:

Thais Hayum
Vice President
U.S. Bank Corporate Trust Services
MK-IL-SL7C
190 S. LaSalle St. 7th Floor
Chicago, IL 60603
thais.hayum@usbank.com
(312)332-7489 direct